UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)

(952) 368-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LFCR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Limited Waivers and Amendments to Credit Agreements

On November 26, 2024, Lifecore Biomedical, Inc. (the “Company”) entered into (i) that certain Limited Waiver Under and Ninth Amendment to Credit Agreement (the “BMO Amendment”) by and among the Company, Curation Foods, Inc. (“Curation”) and Lifecore Biomedical Operating Company, Inc. (“Lifecore” and, together with the Company and Curation, the “Borrowers”), certain of the Company’s other subsidiaries, and BMO Bank, N.A. (“BMO”), which amended that certain Credit Agreement, dated as of December 31, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the BMO Amendment, the “Revolving Credit Agreement”), by and among the Borrowers, certain of the Company’s other subsidiaries, as guarantors, and BMO, as administrative agent, swing line lender and a letter of credit issuer and (ii) that certain Limited Waiver Under and Third Amendment to Credit and Guaranty Agreement (the “Alcon Amendment” and, together with the BMO Amendment, the “Credit Agreement Amendments”), by and among the Borrowers, certain of the Company’s other subsidiaries and Alcon Research, LLC (“Alcon”), which amended that certain Credit and Guaranty Agreement, dated May 22, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Alcon Amendment, the “Term Loan Credit Agreement”), by and among the Company, certain of the Company’s subsidiaries, as guarantors, and Alcon, as administrative agent, collateral agent and lender.

The BMO Amendment provides for, among other things, (i) an extension of the maturity date under the Revolving Credit Agreement from December 31, 2025 to November 26, 2027, (ii) certain changes to the applicable interest rates under the Revolving Credit Agreement, and (iii) certain other changes with respect to the Company’s financial and reporting covenants. The Alcon Amendment provides for, among other things, certain changes with respect to the Company’s financial and reporting covenants to align with the Revolving Credit Agreement’s financial and reporting covenants, as implemented pursuant to the BMO Amendment. The Company was not required to pay any fees in connection with either of the Credit Agreement Amendments.

The foregoing descriptions of each of the Alcon Amendment and the BMO Amendment do not purport to be complete and are subject to, and qualified in their entirety by reference to the respective agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 7.01 Regulation of FD Disclosure.

On November 26, 2024, the Company issued a press release announcing the Alcon Amendment and the BMO Amendment, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Limited Waiver Under and Third Amendment to that certain Credit and Guaranty Agreement, dated May 22, 2023, by and among Lifecore Biomedical, Inc., Curation Foods, Inc. and Lifecore Biomedical Operating Company, Inc., as borrowers, certain other subsidiaries of Lifecore Biomedical, Inc. party thereto, as guarantors, and Alcon Research, LLC, as lender, administrative agent and collateral agent.

10.2
Limited Waiver Under and Ninth Amendment to that certain Credit Agreement, dated December 31, 2020, by and among Lifecore Biomedical, Inc., Curation Foods, Inc. and Lifecore Biomedical Operating Company, Inc., as borrowers, certain other subsidiaries of Lifecore Biomedical, Inc. party thereto, as guarantors, and BMO Bank, N.A., as lender and administrative agent.

99.1	Press Release of Lifecore Biomedical, Inc., dated November 26, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2024

LIFECORE BIOMEDICAL, INC.

By:	/s/ Ryan D. Lake
Ryan D. Lake
Chief Financial Officer